Exhibit T3B.4(b)

AMENDMENT TO THE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

CORE SCIENTIFIC ACQUIRED MINING LLC

December 14, 2022

The sole member (the “Sole Member”) of Core Scientific Acquired Mining LLC, a Delaware limited liability company (the “Company”), by the written consent of the Sole Member and in accordance with Section 21 of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 20, 2022 (the “Agreement”) and the Delaware Limited Liability Company Act, hereby approves and adopts on the date hereof the following amendment to the Agreement to be effective on the date hereof (this “Amendment”).

1.

Amendments to the Agreement. A new Section 33 is hereby added to the Agreement, as follows: “Bankruptcy. Notwithstanding any provision of this Agreement to the contrary, the bankruptcy of a Member shall not cause the dissolution of the Company or such Member to cease to be a Member of the Company, and upon the occurrence of such an event, the Company shall continue without dissolution.”

2.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

3.

Entire Agreement. This Amendment, the Agreement and the terms and provisions hereof and thereof constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede any and all prior or contemporaneous agreements relating to the subject matter hereof or thereof. To the extent any terms or provisions of this Amendment conflict with those of the Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed part of and is hereby incorporated into the Agreement.

4.	Except as expressly set forth herein, the Agreement shall remain unchanged and in full force and effect in all respects.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned, being the Sole Member of the Company, has executed this Amendment and made it effective, as of the date first written above.

CORE SCIENTIFIC, INC.

By:	/s/ Todd DuChene
	Name:	Todd DuChene
	Title:	President, Chief Legal Officer and Secretary

[AMENDMENT TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CORE SCIENTIFIC ACQUIRED MINING LLC]